Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$5,776,040
Unrealized Gain (Loss) on Market Value of Commodity Futures	(7,685,400)
Dividend Income	65,517
Interest Income	68,045
ETF Transaction Fees	1,750
Total Income (Loss)	$(1,774,048)

Expenses
General Partner Management Fees	$61,603
Professional Fees	17,511
Brokerage Commissions	1,433
Directors' Fees and insurance	3,866
NYMEX License Fee	1,540
SEC & FINRA Registration Expense	12,865
Total Expenses	$98,818
Net Income (Loss)	$(1,872,866)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/22	$136,213,617
Withdrawals (450,000 Shares)	(17,268,302)
Net Income (Loss)	(1,872,866)

Net Asset Value End of Month	$117,072,449
Net Asset Value Per Share (3,000,000 Shares)	$39.02

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596